FIRST AMENDMENT
TO
AMENDED AND RESTATED LICENSE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LICENSE AGREEMENT (the "Amendment") is made as of the 26th day of November, 2007, by and between BIOMERIDIAN CORPORATION, a Utah corporation ("BMI"), and FRESH MEDICAL LABORATORIES, INC., a Delaware corporation formerly known as Hilltop Group Technologies Corp. ("FML"). In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

Recitals:

A. Pursuant to the terms of a License Agreement, dated January 2, 2005, FML obtained a license from BMI to use certain patents and related technology (the "Original License Agreement").

B. Pursuant to the terms of an Amended and Restated License Agreement, dated as of November 2, 2006 (the "Amended License Agreement"), FML and BMI modified certain terms and conditions of the Original License Agreement and set forth all of the terms and conditions applicable to the Amended License Agreement and the license granted thereunder, as of the date of the Amended License Agreement. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Amended License Agreement.

C. Following a series of discussions regarding the provisions of the Amended License Agreement, BMI and FML have agreed to modify Section 4.8 of the Amended License Agreement, in the manner set forth in this Amendment.

D. This Amendment is being entered into in order to amend Section 4.8 of the Amended License Agreement to provide for the foregoing changes, on the terms and subject to the conditions set forth herein.

Agreement:

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and legal sufficiency of which is hereby acknowledged, as well as the covenants and promises herein contained, BMI and FML hereby agree as follows:

1. Incorporation of Recitals. Each of the forgoing recitals is hereby incorporated herein and acknowledged by the parties as being true and correct in all respects.

2. Amendment. Section 4.8 of the Amended License Agreement is hereby deleted and restated in its entirety to read as follows:

> 4.8 Development Payments. During the term of this Agreement, FML shall develop the BMI Technology in order to market, sell, license or sublicense Products or otherwise exploit or distribute the BMI Technology in transactions which generate royalties payable to BMI under this Agreement. FML agrees that the aggregate amount spent by FML, on a worldwide basis, to develop the BMI Technology pursuant to this Section 4.8 (the "Development Payments") will be not less than One Million Dollars ($1,000,000) for the two-year period ending November 2, 2008, not less than One Million Two Hundred Fifty

Thousand Dollars ($1,250,000) for the two-year period ending November 2, 2010, and not less than One Million Two Hundred Fifty Thousand Dollars ($1,250,000) for each of the two-year periods ending November 2, 2012 and November 2, 2014, respectively. Notwithstanding the foregoing sentence, if, (a) prior to December 31, 2010, FML, in good faith, submits to the United States Food and Drug Administration (the "FDA") an application for pre-market approval of the Device as a "Class 3 Device," and (b) the FDA approves the Device as a Class 3 Device for medical diagnostic purposes, the obligations of FML to pay any Development Payments for periods subsequent to the submission date of such application shall terminate. The calculation of the amount of the Development Payments shall not include any amounts paid for overhead which is not primarily related to the development of the BMI Technology or amounts constituting general operating expenses of FML, but shall include any research and development expenses and sublicense fees actually paid by FML for the specific purpose of developing the BMI Technology in order to market, sell, license or sublicense Products or otherwise exploit or distribute the BMI Technology in transactions which generate royalties payable under this Agreement.

3. Miscellaneous. This Amendment may be signed in any number of counterparts, all of which shall be one agreement. Facsimile or electronic signatures have the same force as original signatures. Any and all other terms and provisions of the Amended License Agreement are hereby amended and modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments set forth in the preceding paragraphs hereof. Except as expressly modified and amended hereby, all other terms and conditions of the Amended License Agreement are hereby affirmed by the parties and shall continue in full force and effect. In the event of a conflict between the terms and conditions in this Amendment and the Amended License Agreement, the terms and conditions of this Amendment shall govern. This Amendment shall inure for the benefit of and shall be binding on each of the parties hereto and their respective successors and/or assigns.

4. Entire Amendment. This Amendment contains the entire understanding of BMI and FML and supersedes all prior oral or written understandings relating to the subject matter set forth herein.

5. Further Actions. BMI and FML agree to take such actions as may be reasonably required to effectuate the purposes of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above mentioned.

"BMI":

BIOMERIDIAN CORPORATION

a Utah corporation

By: James E. Solomon

Its: Chairman / CEO

"FML":

FRESH MEDICAL LABORATORIES, INC.,

a Delaware corporation

By: _______________

Its: President